UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 9, 2012

Torvec, Inc.
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg. 3, Rochester, New York		14615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  585-254-1100

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 9, 2012, the board approved a base salary for Keith E. Gleasman of $100,000 per annum to be effective as of January 1, 2012.  Mr. Gleasman is the Company’s President and Vice President of Marketing, and is one of the Company’s co-founders.  The board’s decision was based upon the recommendation of the Company’s Chief Executive Officer and its Governance and Compensation Committee, composed entirely of independent directors.

5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 9, 2012, the board approved a base salary for Keith E. Gleasman of $100,000 per annum to be effective as of January 1, 2012.  Mr. Gleasman is the Company’s President and Vice President of Marketing, and is one of the Company’s co-founders.  The board’s decision was based upon the recommendation of the Company’s Chief Executive Officer and its Governance and Compensation Committee, composed entirely of independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec, Inc.

January 10, 2012	By:	/s/ Robert W. Fishback
Robert W. Fishback
Chief Financial Officer and Principal Accounting Officer

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